EXHIBIT 10.1

SECOND AMENDMENT TO AMENDED AND RESTATED
STANDBY LETTER OF CREDIT AGREEMENT

This SECOND AMENDMENT TO AMENDED AND RESTATED STANDBY LETTER OF CREDIT AGREEMENT, dated as of May 5, 2022 (this “Amendment”), is by and among Renaissance Reinsurance Ltd., a Bermuda company, DaVinci Reinsurance Ltd., a Bermuda company, Renaissance Reinsurance U.S. Inc., a Maryland corporation, RenaissanceRe Europe AG, a Swiss corporation, as applicants (collectively, the “Current Applicants” and each, a “Current Applicant”), RenaissanceRe Specialty US Ltd., a Bermuda company (the “New Applicant” and together with the Current Applicants, the “Applicants” and each, an “Applicant”), RenaissanceRe Holdings Ltd., a Bermuda company, as guarantor, (the “Guarantor” and together with the Applicants, the “Credit Parties” and each, a “Credit Party”) and Wells Fargo Bank, National Association (“Bank”).
RECITALS
The Current Applicants, the Guarantor and Bank are parties to (1) that certain Amended and Restated Standby Letter of Credit Agreement, dated as of June 21, 2019 (as amended from time to time, the “L/C Agreement”), (2) that certain Amended and Restated Standby Letter of Credit Agreement Fee Letter, dated as of June 21, 2019 (the “Secured L/C Fee Letter”), and (3) that certain Unsecured Credit Fee Letter, dated June 11, 2020 (the “Unsecured L/C Fee Letter” and together with the L/C Agreement and Secured L/C Fee Letter, the “Agreements” and each, an “Agreement”), pursuant to which Bank has made available to the Current Applicants a letter of credit facility for the issuance of both secured and unsecured standby letters of credit (the “L/C Facility”). The Current Applicants, the Guarantor and Bank now desire to amend the L/C Agreement, the Secured L/C Fee Letter and the Unsecured L/C Fee Letter to add the New Applicant as an applicant under the L/C Facility. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the L/C Agreement.

The parties now desire to amend the Agreements on the terms and conditions set forth herein.
STATEMENT OF AGREEMENT
The parties hereto agree as follows:
ARTICLE I
AMENDMENTS TO AGREEMENTS
1.1Omnibus Amendments to the Agreements. Each Agreement is hereby amended to join the New Applicant as an “Applicant” in each Agreement, entitling the New Applicant to all of the rights and binding the New Applicant to all obligations as the Current Applicants under each Agreement.
1.2Guaranty of Obligations of the New Applicant. Section 20(a) of the L/C Agreement is hereby amended to include the New Applicant as a Guaranteed Applicant. For the avoidance of doubt, the Guarantor’s obligations under Section 20 of the L/C Agreement shall apply to all Obligations of the New Applicant under the Credit Documents.
ARTICLE II
CONDITIONS OF EFFECTIVENESS
2.1This Amendment shall become effective when, and only when, each of the following conditions precedent shall have been satisfied:
(a)Bank shall have received duly executed counterparts of this Amendment and applicable Security Documents with respect to the New Applicant;

(b)Bank shall have received a certificate of an officer of the New Applicant certifying as to the incumbency and genuineness of the signature of each officer of the New Applicant executing this Amendment and the applicable Security Documents and certifying that attached thereto is a true, correct and complete copy of (A) the memorandum of association (or equivalent), as applicable, of the New Applicant and all amendments thereto, (B) the bye-laws or other governing document of the New Applicant as in effect on the date hereof and (C) resolutions duly adopted by the board of directors (or other governing body) of the New Applicant authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Amendment and the applicable Security Documents;
(c)Bank shall have received certificates as of a recent date of the good standing (or equivalent) of the New Applicant under the laws of its jurisdiction of incorporation, organization or formation (or equivalent), as applicable;
(d)Bank shall have received an opinion of counsel to the New Applicant addressed to Bank with respect to the New Applicant, this Amendment, the applicable Security Documents, and such other matters as Bank shall request (which such opinions shall expressly permit reliance by permitted successors and assigns of Bank); and
(e)The New Applicant shall have paid to Bank all documented out-of-pocket costs and expenses of Bank in connection with the preparation, negotiation, execution and delivery of this Amendment and the applicable Security Documents (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Bank with respect thereto);
ARTICLE III
REPRESENTATIONS AND WARRANTIES
To induce Bank to enter into this Amendment, each Credit Party represents and warrants to Bank that (i) the representations and warranties contained in the L/C Agreement are true and correct in all material respects as of the date hereof, both immediately before and after giving effect to this Amendment, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty is true and correct in all respects, on and as of the date hereof (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty is true and correct in all material respects as of such earlier date, except for any such representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty is true and correct in all respects as of such earlier date) and (ii) no Event of Default has occurred and is continuing, both immediately before and immediately after giving effect to this Amendment.
ARTICLE IV
ACKNOWLEDGMENT AND CONFIRMATION
Each Credit Party hereby confirms and agrees that after giving effect to this Amendment, each of the Agreements and the other Credit Documents remain in full force and effect and enforceable against it in accordance with their respective terms and shall not be discharged, diminished, limited or otherwise affected in any respect, and the amendments to the Agreements made pursuant to this Amendment shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Obligations evidenced by or arising under the Agreements and the other Credit Documents, which shall not in any manner be impaired, limited, terminated, waived or released, but shall continue in full force and effect. This acknowledgment and confirmation by the Credit Parties is made and delivered to induce Bank to enter into this Amendment. The Credit Parties acknowledge that Bank would not enter into this Amendment in the absence of the acknowledgment and confirmation contained herein.

ARTICLE V
MISCELLANEOUS
5.1Credit Document. From and after the date hereof (a) all references to each Agreement set forth in any Credit Document or other agreement or instrument shall, unless otherwise specifically provided, be references to each Agreement as amended by this Amendment and as may be further amended, modified, restated or supplemented from time to time, and (b) this Amendment shall constitute a Credit Document and all provisions of the L/C Agreement and the other Credit Documents applicable hereto shall be deemed to be incorporated herein by reference. Nothing herein shall be deemed to entitle the Credit Parties or any other party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Agreements or any other Credit Document in similar or different circumstances.
5.2Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York (without regard to the conflicts of law provisions thereof).
5.3Severability. To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.
5.4Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.
5.5Construction. The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.
5.6Integration; Counterparts. This Amendment constitutes the entire contract among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Amendment may be executed and delivered via facsimile or electronic mail with the same force and effect as if an original were executed and may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Bank of a manually signed letter which has been converted into electronic form (such as scanned into “.pdf” format), or an electronically signed letter converted into another format, for transmission, delivery and/or retention.
[signatures follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.
RENAISSANCERE SPECIALTY US LTD.
By:    /s/ Matthew W. Neuber
    Name:     Matthew W. Neuber
    Title:    Senior Vice President and Corporate Treasurer

RENAISSANCE REINSURANCE LTD.
By:    /s/ Matthew W. Neuber
    Name:     Matthew W. Neuber
    Title:    Senior Vice President and Corporate Treasurer

DAVINCI REINSURANCE LTD.
By:    /s/ Matthew W. Neuber
    Name:     Matthew W. Neuber
    Title:    Senior Vice President and Corporate Treasurer

RENAISSANCE REINSURANCE U.S. INC.
By:    /s/ N. Adriana Nivia
    Name:     N. Adriana Nivia
    Title:    Senior Vice President, Chief Financial Officer
and Treasurer

RENAISSANCERE EUROPE AG
By:    /s/ Matthew W. Neuber
    Name:     Matthew W. Neuber
    Title:    Authorized Person

RENAISSANCERE HOLDINGS LTD.
By:    /s/ Matthew W. Neuber
    Name:     Matthew W. Neuber
    Title:    Senior Vice President and Treasurer

Signature Page to Second Amendment to Amended and Restated Standby Letter of Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION
By:    /s/ William R. Goley
    Name:     William R. Goley
    Title:    Managing Director
Signature Page to Second Amendment to Amended and Restated Standby Letter of Credit Agreement